JON D. SAWYER, P.C.
JON D. SAWYER                  Attorneys at Law                 (303) 295-2355
JAMES P. BECK             1401 17th Street, Suite 460       FAX (303) 295-2370
                             Denver, Colorado 80202

                                August 13, 1996

CET Environmental Services, Inc.
14761 Bentley Circle
Tustin, California  92680

     Re: SEC Registration Statement on Form S-8

Gentlemen:

     We are counsel for CET Environmental Services, Inc., a California corporation (the "Company") in connection with its registration under the Securities Act of 1933, as amended (the "Act"), of 550,000 shares of common stock which may be issued upon the exercise of options granted under the Company's Incentive Stock Option Plan through a Registration Statement on Form S-8 as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

     In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

     (1) Articles of Incorporation of the Company as filed with the Secretary of State of the State of California, as amended.

     (2) Minute book containing the written deliberations and resolutions of the Board of Directors and Shareholders of the Company.

     (3)  The Registration Statement.

     (4) The exhibits to the Registration Statement to be filed with the Commission.

     We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

     Based upon the foregoing and in reliance thereon, it is our opinion that the 550,000 shares of the Company's no par value common stock which may be issued upon the exercise of options under the Incentive Stock Option Plan will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of such options, be duly and validly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the referenced Registration Statement on Form S-8.

                                     Very truly yours,

                                     JON D. SAWYER, P.C.

                                     By /s/ Jon D. Sawyer
                                        Jon D. Sawyer